Morgan Stanley Aggressive Equity Fund
                          Item 77(O) 10F-3 Transactions
                        August 1, 2003 - January 31, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
   NEC      07/14/  34,000   $35.73 $1,214,8  13,000  0.038%   0.10    Daiwa
Electronic    03     ,000              20,                      3%   Securities
    s                                  000                             SMBC,
Corporatio                                                             Morgan
    n                                                                 Stanley,
                                                                      Deutsche
                                                                       Bank,
                                                                      Goldman
                                                                       Sachs
                                                                     Internatio
                                                                      nal, JP
                                                                      Morgan,
                                                                      Merrill
                                                                       Lynch
                                                                     Internatio
                                                                     nal, Nikko
                                                                     Citigroup
                                                                     and Nomura
                                                                     Internatio
                                                                        nal
                                                                       Morgan
 Seagate                                                              Stanley,
Technology  07/24/  60,000   $18.75 $1,125,0  42,600  0.071%   0.17  JP Morgan,
 Holdings     03     ,000              00,                      8%   Citigroup,
                                       000                            Goldman
                                                                      Sachs &
                                                                      Co, Bear
                                                                     Stearns &
                                                                      Co Inc,
                                                                       Lehman
                                                                     Brothers,
                                                                      Merrill
                                                                     Lynch & Co
                                                                     and Thomas
                                                                       Weisel
                                                                      Partners


                                                                      Goldman
  Anteon                                                              Sachs &
Internatio                                                            Co, Bear
   nal      09/16/  6,600,   $33.80 $223,080  34,600  0.524%   0.25  Stearns &
Corporatio    03      000             ,000                      7%    Co Inc,
    n                                                                  Morgan
                                                                      Stanley,
                                                                     Jefferies
                                                                     Quarterdec
                                                                       k, UBS
                                                                     Investment
                                                                     Bank, Legg
                                                                     Mason Wood
                                                                       Walker
                                                                     Incorporat
                                                                       ed, US
                                                                      Bancorp
                                                                       Piper
                                                                      Jaffray
                                                                      and BB&T
                                                                      Capital

                                                                       Credit
 Overnite                                                              Suisse
Corporatio  10/30/  25,000   $19.00 $475,000  13,100  0.052%   0.05    First
    n         03     ,000             ,000                      4%    Boston,
                                                                       Morgan
                                                                      Stanley,
                                                                     Citigroup,
                                                                      Banc of
                                                                      America
                                                                     Securities
                                                                      LLC, JP
                                                                     Morgan and
                                                                      Merrill
                                                                     Lynch & Co